Exhibit 99.1

CONTACT:

PETsMART Investor Line (623) 587-2025

PETsMART Media Hotline (623) 587-2177

PETsMART REPORTS THIRD QUARTER 2003 RESULTS

• EPS Up 43% Year-over-Year • Services Sales Grow 27.3%	• Comp Sales Up 7.5% • 2003 EPS Estimate Raised To $0.92-$0.93

PHOENIX – November 20, 2003 – PETsMART, Inc., today announced results for its third quarter, which ended November 2, 2003.

     The company reported third quarter net income of $29.6 million, or $0.20 per share on a diluted basis, compared with the third quarter of last year when the company reported net income of $20.6 million, or $0.14 per share.

     Net sales for the third quarter of 2003 were $733.7 million, compared to $657.4 million for the same period in 2002. Comparable store sales – or sales in stores open at least a year – grew 7.5 percent, on top of 9.0 percent comparable store sales growth in the third quarter last year.

     “Our continued momentum is a testament to the strength of our industry and our model,” said Phil Francis, chairman and chief executive officer. “Our comps remain among the strongest in retail, and could have been even stronger had it not been for the impact of unseasonably warm weather in key PETsMART markets that impacted sales of cold weather merchandise such as beds, sweaters and containment, and for the effects of Hurricane Isabel and the East Coast blackout.”

     Pet services sales for the third quarter were $46.8 million, up $10.0 million, or 27.3 percent over the third quarter of last year, an increase that reflects the company’s success in developing a services offering that is attracting a broad and loyal base of customers and that is differentiating PETsMART from the competition.

     Growth in pet services and the ongoing mix shift to higher margin products resulted in the company’s eleventh consecutive quarter of margin expansion. Gross margins were 29.7 percent in the third quarter of 2003, up 60 basis points from the same period last year.

     Operating, general and administrative expenses were at 22.6 percent of net sales, compared with 23.5 percent in the third quarter of last year.

-more-

PETsMART Announces Third Quarter 2003 Results 2-2-2-2

     The company opened 23 new stores, closed one location and reformatted 33 stores in the third quarter of 2003, which compares with 11 new stores, no store closures and 86 store reformats during the third quarter of 2002.

     PETsMART generated pre-tax income of 6.6 percent in the third quarter of 2003, compared with 5.0 percent during the same period last year. The company projects pre-tax income of 7 percent for the full year.

     PETsMART now projects its 2003 comparable store sales at least 7 percent, solely as a result of the unusual events that impacted sales in the third quarter. The company projects 2003 earnings per share of approximately $0.92 to $0.93, up from previous guidance of $0.91 to $0.93.

     Under the previously approved authorization, PETsMART purchased slightly more than 505,000 of its shares at an average purchase price of $24.50 during the third quarter.

     As previously announced, the company will pay its first dividend of $0.02 per share on November 21, 2003 to shareholders of record as of October 31, 2003.

     PETsMART management has scheduled a teleconference for 10:30 a.m. (EST) today to discuss results for the third quarter of 2003, as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-700-7860 (within the United States) or 612-332-1213 (for international callers). A phone replay will also be available through December 4 at 800-475-6701 in the United States or at 320-365-3844 for international callers, code 700348.

     For more information, including a copy of this press release and PETsMART’s Current Report on Form 8-K, a reconciliation of the difference between any non-GAAP financial measures discussed on the teleconference and the most directly comparable GAAP measure, and any other non-GAAP material historical financial and other statistical information contained in the Web-cast, please visit the Investor Relations section of PETsMART’s Web site at www.petsmart.com.

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 600 pet stores in the United States and Canada, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $26 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 1.6 million pets.

This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

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PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	Period Ended	FY 2002	Period Ended
	November 2,	February 2,	November 3,
	2003	2003	2002

Assets
Cash and cash equivalents	$234,349	$253,936	$175,531
Receivables, net	14,834	9,657	13,613
Merchandise inventories	351,769	257,090	312,291
Other current assets	61,536	60,728	45,841

Total current assets	662,488	581,411	547,276
Property and equipment, net	566,769	489,947	478,614
Deferred income taxes	23,568	25,798	23,806
Other assets	64,321	61,700	61,385

Total assets	$1,317,146	$1,158,856	$1,111,081

Liabilities and Stockholders’ Equity
Accounts payable	$154,918	$102,169	$137,591
Other current liabilities	156,939	178,731	138,728
Current portion capital lease obligations	5,164	7,564	8,417

Total current liabilities	317,021	288,464	284,736
Capital lease obligations	166,848	159,443	160,548
Other liabilities	35,757	29,750	28,543

Total liabilities	519,626	477,657	473,827
Stockholders’ equity	797,520	681,199	637,254

Total liabilities and stockholders’ equity	$1,317,146	$1,158,856	$1,111,081

PETsMART, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-Nine Weeks Ended		Thirty-Nine Weeks Ended

	Nov 2, 2003	% of Sales	Nov 3, 2002	% of Sales	Nov 2, 2003	% of Sales	Nov 3, 2002	% of Sales

Net sales	$733,669	100.00%	$657,406	100.00%	$2,156,316	100.00%	$1,954,660	100.00%
Cost of sales	515,487	70.26%	465,792	70.85%	1,516,644	70.33%	1,395,117	71.37%

Gross profit	218,182	29.74%	191,614	29.15%	639,672	29.67%	559,543	28.63%
Operating expenses	140,502	19.15%	125,559	19.10%	409,062	18.98%	364,314	18.64%
General and administrative expenses	25,552	3.48%	29,043	4.42%	83,750	3.88%	77,330	3.96%

Operating income	52,128	7.11%	37,012	5.63%	146,860	6.81%	117,899	6.03%
Interest expense, net	$(3,802)	-0.52%	(4,105)	-0.62%	(12,484)	-0.58%	(13,720)	-0.70%

Income before income tax expense	48,326	6.59%	32,907	5.01%	134,376	6.23%	104,179	5.33%
Income tax expense	$18,727	2.56%	12,258	1.87%	52,071	2.41%	39,876	2.04%

Net income	$29,599	4.03%	$20,649	3.14%	$82,305	3.82%	$64,303	3.29%

Basic earnings per share	$0.21		$0.15		$0.58		$0.49

Diluted earnings per share	$0.20		$0.14		$0.56		$0.46

PETsMART, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
Unaudited

	For the Thirty-nine Weeks Ended

	November 2, 2003	November 3, 2002

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$82,305	$64,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,429	56,528
Loss on disposal of property and equipment	3,069	2,602
Capital assets received through vendor settlement	(1,288)	(2,864)
Changes in assets and liabilities, net	(62,036)	(13,247)

Net cash provided by operating activities	91,479	107,322

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(134,207)	(130,853)
Investment in equity and cost holdings	—	(9,500)
Proceeds from sale of property	280	689

Net cash used in investing activities	(133,927)	(139,664)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from issuance of common stock	29,219	64,592
Purchase of treasury stock	(12,375)	—
Payment on subordinated convertible notes	—	(275)
Payment on leases and change in bank overdraft balance	5,860	6,070

Net cash provided by financing activities	22,704	70,387

EFFECT OF EXCHANGE RATES ON CASH	157	375

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(19,587)	38,420
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	253,936	137,111

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$234,349	$175,531